Exhibit 99.1
Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
Press Release
Verint Announces First Quarter Results and Files Quarterly Report on Form 10-Q for the Quarter Ended April 30, 2010
Webcast and Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m.
MELVILLE, N.Y., June 9, 2010 — Verint® Systems Inc. (NQB:VRNT) today announced that it has filed its Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 with the Securities and Exchange Commission (“SEC”). As previously disclosed, the Company also intends to file its Quarterly Reports on Form 10-Q for the first three quarters of the year ended January 31, 2010 as soon as possible.
“We are pleased with our strong performance in the first quarter which we believe reflects an improving economic environment and our leadership position in the actionable intelligence market. Our non-GAAP operating margin came in strong at 24.5%, ahead of our annual target, reflecting sustained focus on execution in the workforce optimization and security intelligence markets. We look forward to discussing our results and outlook during today’s conference call,” said Dan Bodner, CEO and President of Verint Systems Inc.
Below is selected GAAP and non-GAAP financial information for the quarters ended April 30, 2010 and 2009.

	Selected GAAP Information			Selected Non-GAAP Information
	Three Months Ended April 30,			Three Months Ended April 30,
(In thousands, except per share data)	2010		2009	2010	2009
Revenue	$172,613		$175,148	$172,613	$175,148

Gross Profit	114,806		118,079	119,447	121,093
Gross Margin	66.5%		67.4%	69.2%	69.1%

Operating Income (Loss)	(3,982	)(1)	36,009	42,279	57,169
Operating Margin	(2.3%)		20.6%	24.5%	32.6%

Diluted Net Income (Loss) per Share	$(0.60)		$0.47	$0.57	$0.93

(1)	Includes $20 million of expenses related to our filing delay. See Table 2 for Reconciliation of GAAP to Non-GAAP Results.
Outlook for the Year Ended January 31, 2011
•	We are updating our revenue outlook from approximately $700 million to a range of $700 to $715 million.
•	We are updating our target non-GAAP operating margin from approximately 20% to a range of 20% to 23%.

Webcast and Conference Call Information
Verint will be conducting a webcast and conference call today at 4:30 p.m. to discuss its first quarter results and outlook for the year ending January 31, 2011. The webcast, including audio, will be available on our website under Investor Relations at www.verint.com. Audio only from the webcast can also be accessed via telephone at 1-888-396-2386 and the passcode is 13074775. Please dial in 10-15 minutes prior to the scheduled start time.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see Table 2 as well as “Supplemental Information About Non-GAAP Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2011.
About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries — including over 80% of the Fortune 100 — use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.
Cautions About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: risks relating to the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay our plan for completion of our outstanding or future filings, management distractions, and significant expense; risk associated with the SEC’s initiation of an administrative proceeding on March 3, 2010 to suspend or revoke the registration of our common stock under the Securities Exchange Act of 1934 due to our previous failure to file an annual report on either Form 10-K or Form 10-KSB since April 25, 2005 or quarterly reports on either Form 10-Q or Form 10-QSB since December 12, 2005; risk that our credit rating could be downgraded or placed on a credit watch based on, among other things, our financial results, delays in the filing of our periodic reports, or the results of the SEC’s administrative proceeding; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risk of any future impact on us resulting from Comverse’s special committee investigation and restatement or related effects, and risks related to our dependence on Comverse to provide us with accurate financial information, including with respect to stock-based compensation expense and net operating loss carryforwards (“NOLs”), for our financial statements; uncertainty regarding the impact of general economic conditions, particularly in information technology spending, on our business; risk that our financial results will cause us not to be compliant with the leverage ratio covenant under our credit facility or that any delays in the filing of future SEC reports could cause us not to be compliant with the financial statement delivery covenant under our credit facility; risk that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risk that we will experience liquidity or working capital issues and related risk that financing sources will be unavailable to us on reasonable terms or at all; uncertainty regarding the future impact on our business of our internal investigation, restatement, extended filing delay, and the SEC’s administrative proceeding, including customer, partner, employee, and investor concern, and potential customer and partner transaction deferrals or losses; risks relating to the remediation or inability to adequately remediate material weaknesses in our internal controls over financial reporting and relating to the proper application of highly complex accounting rules and pronouncements in order to produce accurate SEC reports on a timely basis; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs; risk of possible future restatements if the processes used to produce the financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 or in future SEC reports are inadequate; risk associated with current or future regulatory actions or private litigations relating to our internal investigation, restatement, or delays in filing required SEC reports; risk that we will be unable to re-list our common stock on NASDAQ or another national securities exchange and maintain such listing; risks associated with Comverse controlling our board of directors and a majority of our common stock (and therefore the results of any significant stockholder vote); risks associated with significant leverage resulting from our current debt position; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in the business and with respect to introducing quality products which achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than us; risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in all geographies in which we operate; challenges in accurately forecasting revenue and expenses; risks associated with acquisitions and related system integrations; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers; risk that we improperly handle sensitive or confidential information or perception of such mishandling; risks associated with dependence on a limited number of suppliers for certain components of our products; risk that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; and risk that use of our NOLs or other tax benefits may be restricted or eliminated in the future. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the year ended January 31, 2010.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended April 30,
	2010	2009

Revenue:
Product	$92,070	$97,071
Service and support	80,543	78,077

Total revenue	172,613	175,148

Cost of revenue:
Product	28,346	32,057
Service and support	27,228	22,913
Amortization of acquired technology and backlog	2,233	2,099

Total cost of revenue	57,807	57,069

Gross profit	114,806	118,079

Operating expenses:
Research and development, net	26,432	18,901
Selling, general and administrative	87,017	57,226
Amortization of other acquired intangible assets	5,339	5,930
Restructuring	—	13

Total operating expenses	118,788	82,070

Operating income (loss)	(3,982)	36,009

Other income (expense), net
Interest income	83	147
Interest expense	(5,948)	(6,353)
Other expense, net	(3,698)	(4,963)

Total other expense, net	(9,563)	(11,169)

Income (loss) before provision for income taxes	(13,545)	24,840
Provision for income taxes	2,071	4,268

Net income (loss)	(15,616)	20,572
Net income attributable to noncontrolling interest	592	938

Net income (loss) attributable to Verint Systems Inc.	(16,208)	19,634
Dividends on preferred stock	(3,403)	(3,262)

Net income (loss) applicable to Verint Systems Inc. common shares	$(19,611)	$16,372

Net income (loss) per share attributable to Verint Systems Inc.
Basic	$(0.60)	$0.50

Diluted	$(0.60)	$0.47

Weighted-average common shares outstanding
Basic	32,663	32,459

Diluted	32,663	42,151

Table 2
Verint Systems Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
(In thousands, except per share data)

	Three Months Ended April 30,
	2010	2009

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$114,806	$118,079
Amortization of acquired technology and backlog	2,233	2,099
Stock-based compensation expenses	2,408	915

Non-GAAP gross profit	$119,447	$121,093

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$(3,982)	$36,009
Amortization of acquired technology and backlog	2,233	2,099
Amortization of other acquired intangible assets	5,339	5,930
Restructuring costs	—	13
Stock-based compensation expenses	17,969	6,556
Other adjustments	507	—
Expenses related to our filing delay	20,213	6,562

Non-GAAP operating income	$42,279	$57,169

Table of Reconciliation from GAAP Other Expense, net to Non-GAAP Other Expense, net

GAAP other expense, net	$(9,563)	$(11,169)
Unrealized gains and losses on investments and derivatives	(3,967)	(2,462)

Non-GAAP other expense, net	$(13,530)	$(13,631)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$2,071	$4,268
Tax adjustments	1,091	(794)

Non-GAAP provision for income taxes	$3,162	$3,474

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$(19,611)	$16,372
Amortization of acquired technology and backlog	2,233	2,099
Amortization of other acquired intangible assets	5,339	5,930
Restructuring costs	—	13
Stock-based compensation expenses	17,969	6,556
Other adjustments	507	—
Expenses related to our filing delay	20,213	6,562
Unrealized gains and losses on investments and derivatives	(3,967)	(2,462)
Tax adjustments	(1,091)	794

Non-GAAP net income attributable to Verint Systems Inc. common shares	$21,592	$35,864

Table Comparing GAAP Diluted Net Income (Loss) Per Share Attributable to Verint Systems Inc. to Non-GAAP Net Income Per Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per share	$(0.60)	$0.47

Non-GAAP diluted net income per share	$0.57	$0.93

Shares used in computing GAAP diluted net income (loss) per share (in thousands)	32,663	42,151

Shares used in computing non-GAAP diluted net income per share (in thousands)	43,920	42,151

Table 3
Verint Systems Inc. and Subsidiaries
Segment Revenue
(Unaudited)
(In thousands)

	Three Months Ended April 30,
	2010	2009

Revenue By Segment
Enterprise Workforce Optimization Segment	$96,880	$85,314

Video Intelligence Segment	31,545	41,678
Communications Intelligence and Investigative Segment	44,188	48,156

Total Video and Communications Intelligence	75,733	89,834

Total Revenue	$172,613	$175,148

Table 4
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	April 30,	January 31,
	2010	2010

Assets
Current Assets:
Cash and cash equivalents	$149,403	$184,335
Restricted cash and bank time deposits	4,972	5,206
Accounts receivable, net	140,649	127,826
Inventories	14,654	14,373
Deferred cost of revenue	8,576	11,232
Prepaid expenses and other current assets	59,997	64,554

Total current assets	378,251	407,526

Property and equipment, net	23,396	24,453
Goodwill	730,053	724,670
Intangible assets, net	171,541	173,833
Capitalized software development costs, net	7,812	8,530
Deferred cost of revenue	28,847	33,019
Other assets	25,712	24,306

Total assets	$1,365,612	$1,396,337

Liabilities, Preferred Stock, and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$44,464	$46,570
Accrued expenses and other liabilities	171,197	155,422
Current maturities of long-term debt	22,098	22,678
Deferred revenue	165,696	183,719
Liabilities to affiliates	1,793	1,709

Total current liabilities	405,248	410,098

Long-term debt	598,234	598,234
Deferred revenue	47,991	51,412
Other liabilities	62,778	65,618

Total liabilities	1,114,251	1,125,362

Preferred Stock — $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $328,983 at April 30, 2010	285,542	285,542

Commitments and Contingencies
Stockholders’ Deficit:
Common stock — $0.001 par value; authorized 120,000,000 shares. Issued 33,029,000 and 32,687,000 shares, respectively; outstanding 32,803,000 and 32,584,000 shares, as of April 30, 2010 and January 31, 2010, respectively	33	33
Additional paid-in capital	458,665	451,166
Treasury stock, at cost — 226,000 and 103,000 shares as of April 30, 2010 and January 31, 2010, respectively	(5,805)	(2,493)
Accumulated deficit	(436,546)	(420,338)
Accumulated other comprehensive loss	(51,314)	(43,134)

Total Verint Systems Inc. stockholders’ deficit	(34,967)	(14,766)
Noncontrolling interest	786	199

Total liabilities stockholders’ deficit	(34,181)	(14,567)

Total liabilities, preferred stock, and stockholders’ deficit	$1,365,612	$1,396,337

Table 5
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended April 30,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$(15,616)	$20,572
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,898	13,073
Stock-based compensation	7,546	6,257
Non-cash losses on derivative financial instruments, net	1,703	3,539
Other non-cash items, net	1,189	1,685
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(13,787)	(5,365)
Inventories	(488)	938
Deferred cost of revenue	6,161	7,041
Accounts payable and accrued expenses	14,959	(15,012)
Deferred revenue	(18,476)	3,255
Prepaid expenses and other assets	1,501	(6,667)
Other, net	(1,110)	(1,874)

Net cash provided by (used in) operating activities	(4,520)	27,442

Cash flows from investing activities:

Cash paid for business combination, net of cash acquired, and payments of contingent consideration associated with business combinations in prior periods	(15,292)	(7)

Purchases of property and equipment	(1,878)	(738)
Settlements of derivative financial instruments not designated as hedges	(6,333)	(3,850)
Cash paid for capitalized software development costs	(462)	(509)
Other investing activities	205	805

Net cash used in investing activities	(23,760)	(4,299)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(580)	(1,562)
Dividends paid to noncontrolling interest	—	(2,142)
Purchases of treasury stock	(3,312)	—
Other financing activities	(897)	—

Net cash used in financing activities	(4,789)	(3,704)

Effect of exchange rate changes on cash and cash equivalents	(1,863)	805

Net increase (decrease) in cash and cash equivalents	(34,932)	20,244
Cash and cash equivalents, beginning of period	184,335	115,928

Cash and cash equivalents, end of period	$149,403	$136,172

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,538	$7,310

Cash paid for income taxes	$1,525	$3,050

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$495	$216

Inventory transfers to property and equipment	$77	$195

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Measures
This press release contains non-GAAP measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable financial measure prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures should not be considered in isolation or as a substitute for comparable measures of financial performance prepared in accordance with GAAP. We believe that the non-GAAP measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We believe that the non-GAAP measures presented in the press release provide meaningful supplemental information regarding Verint’s operating results primarily because they exclude certain non-cash charges or items that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of our business, with our individual operating segments or our senior management. We believe that our non-GAAP measures also facilitate the comparison by management and investors of results between periods and among our peer companies.
As set forth in Table 2, our non-GAAP measures reflect adjustments to the corresponding GAAP measure based on the items set forth below. The purpose of these adjustments is to give an indication of our performance exclusive of certain non-cash charges and other items that are considered by our senior management to be outside of our ongoing operating results.
Acquisition Related Adjustments
Acquisition related adjustments include (i) amortization of acquisition-related intangibles, and (ii) other adjustments. These adjustments are discussed below.
Amortization of acquisition-related intangibles. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize them over their useful lives. We exclude the amortization of acquisition-related intangibles from our non-GAAP measures. These expenses are excluded from our non-GAAP measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.
Other adjustments. We exclude from our non-GAAP measures legal and other professional fees associated with acquisitions. We excluded these items from our non-GAAP results because they are not reflective of our ongoing operations.
Other Adjustments
Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units and phantom stock from our non-GAAP measures. These expenses are excluded from our non-GAAP measures because they are generally non-cash charges although in current periods we had higher amounts of phantom stock settled in cash.
Expenses related to our filing delay. We exclude from our non-GAAP measures expenses associated with our filing delay. These expenses included professional fees and related expenses as well as expenses associated with a special cash retention program. These expenses are excluded from our non-GAAP measures because they are not reflective of our ongoing operations.

Restructuring costs. We exclude from our non-GAAP measures expense associated with the restructuring of our operations due to internal or external market factors. These expenses are excluded from our non-GAAP measures because they are not reflective of our ongoing operations.
Unrealized gains and losses on investments and derivatives. We exclude from our non-GAAP measures investment write-down in auction rate securities and unrealized gain/(loss) on embedded derivatives, interest rate swaps, and foreign currency derivatives. These gains/(losses) are excluded from our non-GAAP measures because they are non-cash gains/(losses).
Tax adjustments. Our non-GAAP quarterly provision for income taxes reflects expected annual effective tax rate on a cash basis.